UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2011

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices, zip code)

661-723-7723
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on September 19, 2011, Simulations Plus, Inc., a California corporation (the “Company”), submitted a bid to purchase substantially all of the assets of Entelos, Inc. (“Entelos”), in an auction supervised by and in accordance with certain bidding procedures approved by the United States Bankruptcy Court for the District of Delaware and pursuant to the provisions of Section 363 of the U.S. Bankruptcy Code.  The auction took place on September 21, 2011, and the Company’s bid was selected as the “backup bid”, meaning that it was not selected as the highest or best bid, but remained an irrevocable offer to purchase the assets of Entelos until 6:00 p.m. (PDT) on September 27, 2011, if the assets were not sold to the bidder making the highest or best bid (“Primary Bidder”).

On September 27, 2011, Sim Plus was informed by counsel for Entelos that the assets of Entelos will be sold to the Primary Bidder and that Entelos did not intend to have the Company close on its backup bid.   The Company’s obligation under the backup bid is no longer enforceable , and the Company is no longer obligated to purchase any assets of Entelos.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.  Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. The Company assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.
(Registrant)

Date: September 27, 2011	By:	/s/ Momoko Beran Momoko Beran Chief Financial Officer